Exhibit 99.1

ONEMAIN HOLDINGS, INC. REPORTS SECOND QUARTER 2017 RESULTS

Evansville, IN, August 2, 2017 - OneMain Holdings, Inc. (NYSE: OMF) today reported income before income taxes of $66 million and net income of $42 million for the second quarter of 2017, compared to $42 million and $26 million, respectively, in the prior year quarter. Earnings per diluted share were $0.30 in the second quarter of 2017, compared to $0.19 in the prior year quarter.

Jay Levine, President and CEO of OneMain Holdings, Inc. said, “Today we are the nation’s leading personal lender, capturing the benefits we envisioned when we first brought the former Springleaf and OneMain together. This was the strongest quarter in the history of our company in terms of both originations and receivables growth, and importantly, this growth was achieved while maintaining our disciplined underwriting standards. I couldn’t be more pleased with our results this quarter.”

Consumer and Insurance Segment (1)

Consumer and Insurance segment adjusted pretax income was $174 million and adjusted net income was $110 million for the second quarter of 2017, compared to $210 million and $130 million, respectively, in the prior year quarter. Consumer and Insurance adjusted earnings per diluted share were $0.81 for the second quarter of 2017, compared to $0.96 for the prior year quarter.

Net finance receivables reached $13.9 billion at June 30, 2017, up from $13.3 billion at June 30, 2016.

Net finance receivables per branch totaled $8.2 million at June 30, 2017, up from $7.2 million at June 30, 2016.

Yield was 23.9% in the second quarter of 2017, down from 24.4% in the prior quarter, and down from 25.0% in the prior year quarter.

The net charge-off ratio was 6.9% in the second quarter of 2017, down from 8.5% in the prior quarter, and down from 7.3%(2) in the prior year quarter.

The 30-89 delinquency ratio was 2.1% at June 30, 2017, down from 2.2% at March 31, 2017, and down from 2.2% at June 30, 2016.

The 60+ delinquency ratio was 2.9% at June 30, 2017, down from 3.2% at March 31, 2017, and up from 2.8% at June 30, 2016.

Acquisitions and Servicing Segment (1)

Acquisitions and Servicing segment broke even in the second quarter of 2017 on an adjusted pretax income basis, compared to $2 million in adjusted pretax income in the prior year quarter. As a result of the sale of the company’s interest in the SpringCastle joint venture on March 31, 2016, there were no net finance receivables at June 30, 2017.

Other (1)

Beginning in 2017, management no longer views or manages our real estate assets as a separate operating segment. Therefore, we now include Real Estate, which was previously presented as a distinct reporting segment, in “Other.” During the second quarter of 2017, Other generated an adjusted pretax loss of $8 million, compared to an adjusted pretax loss of $15 million in the prior year quarter.

(1) Reported on a non-GAAP basis. Refer to the required reconciliations of non-GAAP to comparable GAAP measures at the end of this press release.
(2) Excludes impact of policy alignment and May 2016 branch sale.

Liquidity and Capital Resources

As of June 30, 2017, the company had $862 million of cash and cash equivalents, which included $330 million of cash and cash equivalents held at our regulated insurance subsidiaries or for other operating activities that is unavailable for general corporate purposes. The company had undrawn revolving conduit facilities of $4.8 billion and long-term debt of $14.4 billion at June 30, 2017.

Use of Non-GAAP Financial Measures

We report the operating results of Consumer and Insurance, Acquisitions and Servicing, and Other using the Segment Accounting Basis, which (i) reflects our allocation methodologies for certain costs, primarily interest expense, loan loss reserves, and acquisition costs, to reflect the manner in which we assess our business results and (ii) excludes the impact of applying purchase accounting (eliminates premiums/discounts on our finance receivables and long-term debt at acquisition, as well as the amortization/accretion in future periods). Consumer and Insurance adjusted pretax income, Consumer and Insurance adjusted net income, Consumer and Insurance adjusted earnings per diluted share, Acquisitions and Servicing adjusted pretax income, and Other adjusted pretax losses are key performance measures used by management in evaluating the performance of our business. Consumer and Insurance adjusted pretax income, Acquisitions and Servicing adjusted pretax income, and Other adjusted pretax losses represents income (loss) before income taxes on a Segment Accounting Basis and excludes acquisition-related transaction and integration expenses, net gain on sale of personal loans, net gain on sale of SpringCastle interests, SpringCastle transaction costs, losses resulting from repurchases and repayments of debt and debt refinance costs. Management believes these non-GAAP financial measures are useful in assessing the profitability of our segments and uses these non-GAAP financial measures in evaluating our operating performance. These non-GAAP financial measures should be considered supplemental to, but not as a substitute for or superior to, income (loss) before income taxes, net income, or other measures of financial performance prepared in accordance with GAAP.

Conference Call & Webcast Information

OneMain management will host a conference call and webcast to discuss our second quarter 2017 results and other general matters at 8:00 am Eastern Time on Thursday, August 3, 2017. Both the call and webcast are open to the general public. The general public is invited to listen to the call by dialing 877-330-3668 (U.S. domestic), or 678-304-6859 (international), conference ID 59398842, or via a live audio webcast through the Investor Relations section of the website. For those unable to listen to the live broadcast, a replay will be available on our website or by dialing 855-859-2056 (U.S. domestic), or 404-537-3406, conference ID 59398842, beginning approximately two hours after the event. The replay of the conference call will be available through November 3, 2017. An investor presentation will be available on the Investor Relations page of OneMain’s website at https://www.onemainfinancial.com prior to the start of the conference call.

This document contains summarized information concerning OneMain Holdings, Inc. (the “Company”) and the Company’s business, operations, financial performance and trends. No representation is made that the information in this document is complete. For additional financial, statistical and business related information, as well as information regarding business and segment trends, see the Company's most recent Annual Report on Form 10-K (“Form 10-K”) and Quarterly Reports on Form 10-Q (“Form 10-Qs”) filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as the Company’s other reports filed with the SEC from time to time. Such reports are or will be available in the Investor Relations section of the Company's website (https://www.onemainfinancial.com) and the SEC's website (http://www.sec.gov).

Cautionary Note Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements involve inherent risks, uncertainties and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events or performance, and underlying assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects” and similar expressions or future or conditional verbs such as “would,” “should,” “could,” “may,” or “will,” are intended to identify forward-looking statements. Important factors that could cause actual results, performance or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following: the inability to obtain, or delays in obtaining, cost savings and synergies from the OneMain Acquisition and risks and other uncertainties associated with the integration of the companies; unanticipated expenditures relating to the OneMain Acquisition; any litigation, fines or penalties that could arise relating to the OneMain Acquisition; the impact of the OneMain Acquisition on our relationships with employees and third parties; various risks relating to our continued compliance with the previously disclosed Settlement Agreement with the U.S. Department of Justice; changes in general economic conditions, including the interest rate environment in which we conduct business and the financial markets through which we can access capital and also invest cash flows from our Consumer and Insurance segment; levels of unemployment and personal bankruptcies; natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods affecting our customers, collateral, or branches or other operating facilities; war, acts of terrorism, riots, civil disruption, pandemics, disruptions in the operation of our information systems, cyber-attacks or other security breaches, or other events disrupting business or commerce; changes in the rate at which we can collect or potentially sell our finance receivables portfolio; the effectiveness of our credit risk scoring models in assessing the risk of customer unwillingness or lack of capacity to repay; changes in our ability to attract and retain employees or key executives to support our businesses; changes in the competitive environment in which we operate, including the demand for our products, customer responsiveness to our distribution channels, our ability to make technological improvements, and the strength and ability of our competitors to operate independently or to enter into business combinations that result in a more attractive range of customer products or provide greater financial resources; risks related to the acquisition or sale of assets or businesses or the formation, termination or operation of joint ventures or other strategic alliances or arrangements, including loan delinquencies or net charge-offs, integration or migration issues, increased costs of servicing, incomplete records, and retention of customers; the inability to successfully and timely expand our centralized loan servicing capabilities through the integration of the Springleaf and OneMain servicing facilities; risks associated with our insurance operations, including insurance claims that exceed our expectations or insurance losses that exceed our reserves; the inability to successfully implement our growth strategy for our consumer lending business as well as various risks associated with successfully acquiring portfolios of consumer loans, pursuing acquisitions, and/or establishing joint ventures; declines in collateral values or increases in actual or projected delinquencies or net charge-offs; changes in federal, state or local laws, regulations, or regulatory policies and practices, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (which, among other things, established the Consumer Financial Protection Bureau, which has broad authority to regulate and examine financial institutions, including us), that affect our ability to conduct business or the manner in which we conduct business, such as licensing requirements, pricing limitations or restrictions on the method of offering products, as well as changes that may result from increased regulatory scrutiny of the sub-prime lending industry, our use of third-party vendors and real estate loan servicing, or changes in corporate or individual income tax laws or regulations, potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans, if it is determined that there was a non-curable breach of a representation or warranty made in connection with such transactions; the costs and effects of any actual or alleged violations of any federal, state or local laws, rules or regulations, including any litigation associated therewith, any impact to our business operations, reputation, financial position, results of operations or cash flows arising therefrom, any impact to our relationships with lenders, investors or other third parties attributable thereto, and the costs and effects of any breach of any representation, warranty or covenant under any of our contractual arrangements, including indentures or other financing arrangements or contracts, as a result of any such violation; the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority and any litigation associated therewith; our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements; our ability to comply with our debt covenants; our ability to generate sufficient cash to service all of our indebtedness; any material impairment or write-down of the value of our assets; the effects of any downgrade of our debt ratings by credit rating agencies, which could have a negative impact on our cost of and/or access to capital; our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy or our industry, or our ability to incur additional borrowings; the impacts of our securitizations and borrowings; our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries; changes in accounting standards or tax policies and practices and the application of such new standards, policies and practices; changes in accounting principles and policies or changes in accounting estimates; effects of the contemplated acquisition of Fortress by an affiliate of SoftBank Group Corp.; any failure or inability to achieve the SpringCastle Portfolio performance requirements set forth in the SpringCastle Interests Sale purchase agreement; the effect of future sales of our remaining portfolio of real estate loans and the transfer of servicing of these loans, including the environmental liability and costs for damage caused by hazardous waste if a real estate loan goes into default; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis” sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC and in the Company’s other filings with the SEC from time to time. The foregoing list of factors that could cause actual results, performance, or achievements to differ materially from those expressed in or implied by forward-looking statements does not purport to be complete and new factors, risks and uncertainties may arise in the future that are impossible for us to currently predict.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(dollars in millions, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Interest income:
Finance charges	$768	$723	$1,524	$1,508
Finance receivables held for sale originated as held for investment	4	18	7	64
Total interest income	772	741	1,531	1,572

Interest expense	203	214	405	440

Net interest income	569	527	1,126	1,132

Provision for finance receivable losses	236	214	481	411

Net interest income after provision for finance receivable losses	333	313	645	721

Other revenues:
Insurance	104	114	207	228
Investment	20	24	39	44
Net loss on repurchases and repayments of debt	(27)	(13)	(28)	(16)
Net gain on sale of SpringCastle interests	—	—	—	167
Net gain on sale of personal loans	—	22	—	22
Other	24	18	44	23
Total other revenues	121	165	262	468

Other expenses:
Operating expenses:
Salaries and benefits	191	192	377	406
Acquisition-related transaction and integration expenses	14	21	37	54
Other operating expenses	137	177	279	344
Insurance policy benefits and claims	46	46	91	91
Total other expenses	388	436	784	895

Income before income taxes	66	42	123	294

Income taxes	24	16	48	103

Net income	42	26	75	191

Net income attributable to non-controlling interests	—	—	—	28

Net income attributable to OneMain Holdings, Inc.	$42	$26	$75	$163

Share Data:
Weighted average number of shares outstanding:
Basic	135,249,610	134,728,465	135,234,143	134,711,612
Diluted	135,513,427	134,952,992	135,543,342	134,930,370
Earnings per share:
Basic	$0.31	$0.19	$0.55	$1.21
Diluted	$0.30	$0.19	$0.55	$1.21

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	June 30, 2017	December 31, 2016

Assets
Cash and cash equivalents	$862	$579
Investment securities	1,750	1,764
Net finance receivables:
Personal loans	13,908	13,577
Real estate loans	134	144
Retail sales finance	8	11
Net finance receivables	14,050	13,732
Unearned insurance premium and claim reserves	(572)	(586)
Allowance for finance receivable losses	(676)	(689)
Net finance receivables, less unearned insurance premium and claim reserves and allowance for finance receivable losses	12,802	12,457
Finance receivables held for sale	141	153
Restricted cash and restricted cash equivalents	545	568
Goodwill	1,422	1,422
Other intangible assets	464	492
Other assets	712	688

Total assets	$18,698	$18,123

Liabilities and Shareholders’ Equity
Long-term debt	$14,409	$13,959
Insurance claims and policyholder liabilities	745	757
Deferred and accrued taxes	5	9
Other liabilities	385	332
Total liabilities	15,544	15,057

Shareholders’ equity:
Common stock	1	1
Additional paid-in capital	1,552	1,548
Accumulated other comprehensive income (loss)	3	(6)
Retained earnings	1,598	1,523
Total shareholders’ equity	3,154	3,066

Total liabilities and shareholders’ equity	$18,698	$18,123

SELECTED FINANCIAL STATISTICS

(dollars in millions)	At or for the Three Months Ended June 30,
	2017	2016

Average net receivables	$13,681	$14,138
Yield	22.5%	21.0%
Gross charge-off ratio	7.5%	6.6%
Recovery ratio	(0.8)%	(0.5)%
Net charge-off ratio	6.6%	6.1%
30-89 Delinquency ratio	2.2%	2.3%
60+ Delinquency ratio	3.1%	3.1%

Selected financial statistics exclude real estate loans held for sale and, for the 2016 period, include both personal loans held for investment and held for sale. Delinquency ratios are shown as a percentage of net finance receivables.

CONSUMER AND INSURANCE SELECTED FINANCIAL STATISTICS (NON-GAAP BASIS)

(dollars in millions)	At or for the Three Months Ended June 30,
	2017	2016

Average net receivables	$13,469	$13,348
Number of accounts	2,224,930	2,190,835
Origination volume	$2,953	$2,556
Number of accounts originated	398,240	350,451
Yield	23.9%	25.0%
Gross charge-off ratio	7.9%	7.8%
Recovery ratio	(1.0)%	(0.8)%
Net charge-off ratio	6.9%	7.0%
30-89 Delinquency ratio	2.1%	2.2%
60+ Delinquency ratio	2.9%	2.8%

Consumer and Insurance selected financial statistics include both personal loans held for investment and held for sale for the 2016 period. Delinquency ratios are shown as a percentage of net finance receivables.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Reconciliations of income (loss) before income taxes (benefit) on a Segment Accounting Basis to income before income taxes:

(dollars in millions)	Three Months Ended June 30,
	2017	2016

Consumer and Insurance	$144	$206
Acquisitions and Servicing	—	1
Other	(8)	(23)
Segment to GAAP adjustment	(70)	(142)
Income before income taxes	$66	$42

Reconciliations of income (loss) before income taxes on a Segment Accounting Basis to adjusted pretax income (loss) (non-GAAP):

(dollars in millions)	Three Months Ended June 30,
	2017	2016

Consumer and Insurance
Income before income taxes - Segment Accounting Basis	$144	$206
Adjustments:
Acquisition-related transaction and integration expenses	14	17
Net gain on sale of personal loans	—	(22)
Net loss on repurchases and repayments of debt	16	5
Debt refinance costs	—	4
Adjusted pretax income (non-GAAP)	$174	$210

Acquisitions and Servicing
Income before income taxes - Segment Accounting Basis	$—	$1
Adjustments:
Acquisition-related transaction and integration expenses	—	1
Adjusted pretax income (non-GAAP)	$—	$2

Other
Loss before income tax benefit - Segment Accounting Basis	$(8)	$(23)
Adjustments:
Acquisition-related transaction and integration expenses	—	6
Net loss on repurchases and repayments of debt	—	1
Debt refinance costs	—	1
Adjusted pretax loss (non-GAAP)	$(8)	$(15)

Consumer and Insurance adjusted earnings per share (non-GAAP) is calculated as follows:

(dollars in millions)	Three Months Ended June 30,
	2017	2016

Consumer and Insurance
Adjusted pretax income (non-GAAP)	$174	$210
Income taxes *	64	80
Adjusted net income (non-GAAP)	$110	$130

Weighted average diluted shares	135,513,427	134,952,992
Adjusted EPS (non-GAAP)	$0.81	$0.96

*	Income taxes assume a combined U.S. federal and state statutory income tax rate of 37% during 2017 and 38% during 2016.

OneMain Holdings, Inc.

Contact:
Craig Streem, 812-468-5752                            Rohit Dewan, 812-492-2582
craig.streem@onemainfinancial.com                        rohit.dewan@onemainfinancial.com

Source: OneMain Holdings, Inc.